UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

iCap Vault 1, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-236458	83-1413280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3535 Factoria Blvd. SE, Suite 600, Bellevue, WA	98006
(Address of principal executive offices)	(Zip code)

(425) 278-9030

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 1, 2022, iCap Vault 1, LLC (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) under Items 1.01 and 2.01. The Company is filing this Amendment No. 1 to the Original 8-K to provide the required financial statements.

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

As previously disclosed in the Current Report on Form 8-K filed on April 29, 2021 by iCap Vault 1, LLC (the “Company”), Vault Holding, LLC, a direct wholly owned subsidiary of the Company (“Holding”) entered into a Loan Agreement (the “Loan Agreement”), dated as of April 23, 2021, among Patrick T. Files, Jr. and Jennifer S. Files (together, the “Borrower”) and Holding. Pursuant to the terms of the Loan Agreement, Holding agreed to advance to the Borrower the principal sum of $2,000,000 (the “Loan”), to be disbursed to the Borrower pursuant to certain terms and conditions described therein. The Loan contemplated by the Loan Agreement closed on April 23, 2021.

Promissory Note and Security Agreement

As previously disclosed in the Current Report on Form 8-K filed on April 29, 2021 by the Company, the Borrower issued to Holding a promissory note (the “Note”) in the principal amount of $2,000,000, or so much thereof as advanced by Holding in accordance with the terms of the Loan Agreement. Pursuant to the terms of the Note, the principal balance under the Note bears interests at the rate of 8% per annum. The Borrower had agreed to make consecutive monthly payments of all accrued interest on the Note commencing May 1, 2021, and then on the first day of each month thereafter throughout the term of the Note. The entire principal balance of the Note and all unpaid accrued interest thereon was initially due and payable in full on or before April 23, 2022, but was amended effective April 22, 2022 to mature on July 23, 2022.

For any monthly payment not made within 10 days of the due date, the Borrower owes to Holding on demand a late charge equal to 5% of the amount of the payment.

The Note is secured by a deed of trust, assignment of rents and leases, security agreement and fixture filing covering certain real and personal property (“Security Agreement”) located at 2818 E. 2nd Street, Vancouver, WA 98661 (the “Property”).

The occurrence of any one or more of the following constituted an event of default (each, an “Event of Default”) under the Note: (i) failure to make any payment under the Note or any of the other loan documents when due, and (ii) the occurrence of an event of default as defined under any of the other loan documents. Upon any Event of Default, Holding may declare the entire principal balance and all accrued interest immediately due and payable. Whether or not Holding exercised such option, the entire principal balance, all accrued interest and all other amounts payable under the loan documents bore interest from the date of such Event of Default at a per annum default rate of 12%, which default interest will be payable on demand.

The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Security Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and which is incorporated herein by reference.

Purchase and Sale Agreement

On June 21, 2022 (“Effective Date”), VH 2nd Street Office, LLC (the “Purchaser”), an indirect wholly owned subsidiary of the Company and direct wholly owned subsidiary of Holding, entered into a Purchase and Sale Agreement (the “Purchase Agreement”), dated June 21, 2022, by and between Patrick T. Files, Jr. and Jennifer S. Files (together, the “Seller”), to purchase the Property.

The Seller was in the process of completing a lot division for the Property, to be recorded with Clark County, Washington, which is substantially the form on Exhibit B, attached and incorporated to the Purchase Agreement, which includes a new lot assigned, legal description and tax parcel, which supersedes the originals found on Exhibit A, also attached and incorporated to the Purchase Agreement.

Pursuant to the Purchase Agreement, the purchase price for the Property payable to Seller by Purchaser (including the “Earnest Money Deposit” of $1.0 million payable on or around 10 days after the Effective Date) is $6.0 million (“Purchase Price”), which shall be paid in cash at closing and all of which shall be allocated to the Property, subject to prorations and adjustments as provided in the Purchase Agreement.

The Purchase Agreement provided that the closing was meant to occur on or before July 15, 2022 (the “Closing Date”). Either party could extend the Closing Date for up to ten (10) days under certain conditions contained in the Purchase Agreement.

The Purchaser’s Earnest Money Deposit (together with the interest accrued thereon) was to be released to Seller and applied to the Purchase Price upon Purchaser’s notice to proceed to close prior to the expiration of the seven (7) day contingency period (“Contingency Period”). If the Earnest Money Deposit was not deposited by Purchaser within six (6) business days after the Effective Date, Seller would have, at its sole option and discretion and for so long as the Earnest Money has not been deposited, the right to terminate the Purchase Agreement as its sole and exclusive remedy, and neither party would have any further liability to the other thereunder.

The Purchase Agreement includes customary representations, warranties, and covenants by the respective parties and closing conditions.

With the consent of its parent, Holding, the Purchaser intended to apply the outstanding principal and interest in connection with the Note, secured by the Security Agreement, towards the Purchase Price for the Property.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Note, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Purchaser’s purchase of the Property closed on July 26, 2022. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The historical summaries of revenue and operating expenses of the VH 2nd Street Property for the six months ended June 30, 2022 (unaudited) and the year ended December 31, 2021 are filed herewith as Exhibit 99.1 and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements of the Company and the VH 2nd Street Property as of and for the six months ended June 30, 2022 and for the year ended December 31, 2021 are filed herewith as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description

10.1	Loan Agreement, dated as of April 23, 2021 among Patrick T. Files, Jr., Jennifer S. Files and Vault Holding, LLC (incorporated by reference to Exhibit 10.1 to registrant’s Current Report on Form 8-K filed with the SEC on April 29, 2021).
10.2	Promissory Note dated April 23, 2021 issued by Patrick T. Files, Jr. and Jennifer S. Files to Vault Holding, LLC (incorporated by reference to Exhibit 10.2 to registrant’s Current Report on Form 8-K filed with the SEC on April 29, 2021).
10.3*	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing covering certain Real and Personal Property, dated as of April 23, 2021 among Patrick T. Files, Jr., Jennifer S. Files and Vault Holding, LLC.
10.4*	Purchase and Sale Agreement, dated as of June 21, 2022 among Patrick T. Files, Jr., Jennifer S. Files and VH 2nd Street Office, LLC.
99.1	Historical Summaries of Revenue and Operating Expenses of the VH 2nd Street Property for the Six Months Ended June 30, 2022 (unaudited) and the Year Ended December 31, 2021.
99.2	Unaudited pro forma condensed consolidated financial statements of the Company and the VH 2nd Street Property as of and for the six months ended June 30, 2022 and for the year ended December 31, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Previously filed with the Original 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

iCap Vault 1, LLC

Dated: November 22, 2022	/s/ Chris Christensen
Chris Christensen
Chief Executive Officer